Exhibit 99.B(d)(66)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Wellington Management Company, LLP

As of December 15, 2003, as amended December 7, 2006, March 30, 2009 and

June 30, 2009

SEI Institutional Investments Trust

Small/Mid Cap Equity Fund

Enhanced LIBOR Opportunities Fund

International Equity Fund

World Equity Ex-U.S. Fund

Real Return Fund

Agreed and Accepted:

SEI Investments Management Corporation	Wellington Management Company, LLP

By:	By:

/s/ David F. McCann	/s/ Diane C. Nordin

Name:	Name:

David F. McCann	Diane C. Nordin

Title:	Title:

Vice President	Senior Vice President

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Wellington Management Company, LLP

As of December 15, 2003, as amended, December 7, 2006, March 30, 2009 and

June 30, 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI INSTITUTIONAL INVESTMENTS TRUST

Enhanced LIBOR Opportunities Fund	X.XX	%
Real Return Fund	X.XX	%
Small/Mid Cap Equity Fund	X.XX	%
International Equity Fund	X.XX	%
World Equity Ex-U.S. Fund	X.XX	%

Agreed and Accepted:

SEI Investments Management Corporation	Wellington Management Company, LLP

By:	By:

/s/ David F. McCann	/s/ Diane C. Nordin

Name:	Name:

David F. McCann	Diane C. Nordin

Title:	Title:

Vice President	Senior Vice President